Exhibit 99.1

ITT Reports Strong Revenue Growth in 2012 First Quarter

  First-quarter revenue grew to $577 million, including a 9 percent increase in organic revenue
  Emerging market revenue grew 22 percent
  North American revenue grew 11 percent
  Earnings from continuing operations increased to $0.11 per share compared with a prior-year loss of ($0.23) per share
  Adjusted earnings from continuing operations totaled $0.39 per share
  2012 guidance maintained

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--May 4, 2012--ITT Corporation (NYSE: ITT) today reported first-quarter 2012 revenue of $577 million, including 9 percent growth in organic revenue (defined as total revenue excluding foreign exchange, acquisition and divestiture impacts) compared with the 2011 first quarter.

Revenue results included 22 percent growth in emerging markets and 11 percent growth in North America, as well as gains in core markets such as oil and gas, mining, chemical and general industrial.

On a GAAP basis, earnings from continuing operations increased to $0.11 per share compared with a loss of ($0.23) per share in the prior-year first quarter. Adjusted earnings from continuing operations, which excludes special items, totaled $0.39 per share compared with pro forma adjusted earnings of $0.45 per share in the first quarter of 2011. The decrease partially reflects lower segment operating income due to post-spin incremental recurring costs, expected lower connectors volume, and increased large project mix in the Industrial Process business.

“In the first quarter, ITT delivered strong revenue growth and made investments that will provide the foundation for additional future growth, including expanding our automotive facility in Wuxi, China, and investing to support our other key drivers of profitable growth, including premier customer experience, aftermarket expansion, and technical and operational excellence,” said CEO and President Denise Ramos.

“Our results also reflect the advantage we gain as a global industrial company from our portfolio that is balanced and diversified across end markets, business cycles and geographies. We saw the benefits in the first quarter as our global growth in the oil and gas, mining and automotive markets offset expected lower volumes in the connectors market. In addition, despite overall market softness in Western Europe, we drove strong growth globally, particularly in North America, Asia and the Middle East. We believe that going forward our business model will position us well to continue building our track record of growth and value creation.”

The company also deployed capital to buy back 1.55 million shares of ITT common stock under its authorized share repurchase program and contributed $32 million, including a $15 million discretionary contribution, to its various U.S. pension plans.

2012 First-Quarter Business Segment Results

Industrial Process

Industrial Process designs and manufactures industrial pumps and valves for the oil and gas, chemical, mining and industrial markets.

  2012 first-quarter revenue was up 35 percent to $226 million, reflecting an increase in project shipments across all regions and markets, particularly in Latin America where revenue increased 71 percent. First-quarter revenue included $7 million from Industrial Process’ Blakers Pump Engineers, which ITT acquired in October 2011.
  Organic revenue was up 30 percent compared to the prior year.
  Adjusted operating income for the segment in the first quarter was $23 million, a 7 percent year-over-year increase, driven by increased volume and strong operating productivity partially offset by negative project mix shift and post-spin incremental recurring costs.

Motion Technologies

Motion Technologies designs and manufactures braking technologies and shock absorbers for the automotive and rail markets.

  2012 first-quarter revenue declined 2 percent to $180 million. However, organic revenue increased 2 percent, driven by share gains in Europe and growth in emerging markets and North America in automotive, which was offset by weakness in the shock absorbers product lines.
  Adjusted operating income for the business in the first quarter of 2012 was $27 million, a 1 percent decrease compared with the prior-year quarter, reflecting negative foreign exchange impacts, start-up costs for our Wuxi, China, facility, and higher commodity costs, partially offset by operating productivity gains.

Interconnect Solutions

Interconnect Solutions designs and manufactures connectors and interconnects for the aerospace, industrial and transportation markets.

  2012 first-quarter revenue for Interconnect Solutions decreased 14 percent to $93 million, driven primarily by general weakness in the global connector industry combined with a decrease in our communication market due to a customer’s loss of market share. Organic revenue declined 12 percent compared to the prior-year first quarter.
  Adjusted operating income for the first quarter of 2012 was $2 million, a 79 percent decrease compared with the 2011 first quarter, reflecting lower volumes and negative mix shift.

Control Technologies

Control Technologies designs and manufactures products including fuel management, actuation, and noise and energy absorption components for the aerospace and industrial markets.

  In Control Technologies, first-quarter total and organic revenue increased 1 percent to $79 million compared to the prior year as growth in the aerospace and industrial segments was offset by expected declines in defense and a lack of revenue from a prior-year rail seat project.
  2012 first-quarter adjusted operating income was $13 million, a decrease of 10 percent, as incremental growth investments and negative mix shift offset higher volume, pricing and net operational productivity.

Guidance

The company maintains its guidance for full-year 2012 of adjusted earnings in the range of $1.62 to $1.72 per share. Total revenue is expected to grow 5 to 7 percent including expected market share gains as well as the impact of late-cycle strength in oil and gas and mining. The company also expects emerging markets growth will be approximately 10 percent driven by oil and gas in the Middle East and mining in Latin America, automotive gains in China and new global platforms and products.

Historical Quarterly Financial Data

ITT’s selected historical quarterly financial data for fiscal years 2010 and 2011 is available on the company website at the following address: www.itt.com/investors.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. EDT to review first-quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.itt.com.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for growing industrial end-markets in energy infrastructure, electronics, aerospace and transportation. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 30 countries and sales in a total of approximately 125 countries. The company generated 2011 revenues of $2.1 billion. For more information, visit www.itt.com.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: Uncertainties with respect to our estimation of asbestos liability exposures, third-party recoveries and net cash flow; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or International sales and operations; contingencies related to actual or alleged environmental contamination, claims and concerns; decline in consumer spending; sales and revenues mix and pricing levels; availability of adequate union and non-union labor, commodities, supplies and raw materials; interest and foreign currency exchange rate fluctuations; changes in local government regulations and compliance therewith; competition, industry capacity and production rates; declines in orders or sales as a result of industry or geographic downturn; ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; our ability to borrow and availability of liquidity sufficient to meet our needs; changes in the recoverability of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against the companies or the degree of liability; our ability to effect restructuring and cost reduction programs and realize savings from such actions; changes in our effective tax rate as a result in changes in the geographic earnings mix, valuation allowances, tax examinations or disputes, tax authority rulings or changes in applicable tax laws; intellectual property matters; governmental investigations; potential future postretirement benefit plan contributions and other employment and pension matters; susceptibility to market fluctuations and costs as a result of becoming a smaller, more focused company after the spin-off; changes in generally accepted accounting principles; and other factors set forth in our Annual Report on Form 10−K for the fiscal year ended December 31, 2011 and our other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Revenue	$577	$533

Costs of revenue	404	365
Selling, general and administrative expenses	101	86
Research and development expenses	17	16
Transformation costs	5	60
Asbestos-related costs, net	13	16
Total costs and expenses	540	543

Operating (loss) income	37	(10)
Interest and non-operating expenses, net	2	25
Income (loss) from continuing operations before income tax expense (benefit)	35	(35)
Income tax expense (benefit)	25	(13)
Income (loss) from continuing operations	10	(22)
(Loss) income from discontinued operations, net of tax	(7)	143
Net income	$3	$121

Earnings (Loss) Per Share
Basic EPS
Continuing operations	$0.11	$(0.23)
Discontinued operations	(0.08)	1.54
Net income	$0.03	$1.31

Diluted EPS
Continuing operations	$0.11	$(0.23)
Discontinued operations	(0.08)	1.54
Net income	$0.03	$1.31

Average common shares — basic	94.3	92.5
Average common shares — diluted	95.7	92.5

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31,	December 31,
	2012	2011

Assets
Current Assets:
Cash and cash equivalents	$728	$690
Receivables, net	474	396
Inventories, net	268	254
Other current assets	389	422
Total current assets	1,859	1,762

Plant, property and equipment, net	328	324
Goodwill	515	510
Other intangible assets, net	83	88
Asbestos-related assets	831	821
Other non-current assets	133	166
Total assets	$3,749	$3,671

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$450	$364
Accrued liabilities	452	468
Short-term debt and current maturities of long-term debt	23	2
Total current liabilities	925	834

Postretirement benefits	281	315
Long-term debt	4	4
Asbestos-related liabilities	1,522	1,529
Other non-current liabilities	294	295
Total liabilities	3,026	2,977

Shareholders' equity
Total liabilities and shareholders' equity	723	694
	$3,749	$3,671

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Operating Activities Net (loss) income	$3	$121
Less: Income from discontinued operations	(7)	143
Income from continuing operations	10	(22)

Adjustments to income from continuing operations:
Depreciation and amortization	17	18
Stock-based compensation	3	3
Transformation costs	5	60
Transformation-related payments	(30)	(15)
Change in receivables	(68)	(53)
Change in inventories	(11)	(14)
Change in accounts payable	11	16
Other, net	81	(38)
Net Cash — Operating Activities	18	(45)

Investing Activities Capital expenditures	(13)	(15)
Proceeds from sale of assets and businesses	-	1
Other, net	1	1
Net Cash — Investing Activities	(12)	(13)

Financing Activities Short-term debt, net	21	74
Long-term debt repaid	-	(1)
Repurchase of common stock	(38)	(5)
Proceeds from issuance of common stock	35	33
Tax benefit from share-based compensation	3	4
Dividends paid	(9)	(92)
Other, net	2	4
Net Cash — Financing Activities	14	17

Exchange rate effects on cash and cash equivalents	19	5

Cash from (used for) discontinued operations:
Operating Activities	(1)	130
Investing Activities	-	(31)
Financing Activities	-	(65)
Exchange rate effects on cash and cash equivalents	-	44
Net Cash – Discontinued Operations	(1)	78

Net change in cash and cash equivalents	38	42
Cash and cash equivalents — beginning of year	690	1,032
Less: Cash and Cash Equivalents of discontinued operations-end of period	-	(904)
Cash and Cash Equivalents of continuing operations -end of period	$728	$170

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance metrics including revenue, segment operating income and margins, earnings per share, orders growth, and backlog, among others, in connection with the management of our business. Management believes that the following metrics are useful to investors when evaluating operating performance for all the periods presented, and provide a tool for evaluating our ongoing operations and our management of assets held from period to period. These metrics, however, are not a measure of financial performance under GAAP and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of this REG-G reconciliation:

Organic Revenues and Orders are defined as revenues and orders excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures made during the current year. Divestitures include sales of insignificant portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

Book-to-Bill is defined as organic orders divided by organic revenues.

Adjusted Segment Operating Income and Adjusted Segment Operating Margin are defined as segment operating income and operating margin, adjusted for special items. Special items represent significant charges or credits that impact current results, but may not be related to the Company's ongoing operations and performance, such as transformation costs and restructuring charges.

Adjusted Pro Forma Income from Continuing Operations and Adjusted Pro Forma EPS from Continuing Operations are defined as reported income from continuing operations and reported income from continuing operations per diluted share, adjusted to exclude special items and include pro forma adjustments. Special items may include, but are not limited to, transformation and repositioning costs, asbestos, and restructuring costs, income tax settlements or adjustments and other unusual and infrequent non-operating items. Special items represent significant charges or credits that impact current results, but may not be related to the Company’s ongoing operations and performance. Pro Forma adjustments in 2011 reflect the elimination of interest expense as if repayment of $1,250M of long term debt occurred January 1 and elimination of interest income as if $400M of aggregate cash was distributed to the spun-off companies on January 1.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, cash payments for transformation costs, net asbestos cash flows and other special items. Due to other financial obligations and commitments, the entire free cash flow amount may not be available for discretionary purposes.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
First Quarter 2012 & 2011

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
			Change	% Change	Acquisition / Divestitures	FX Contribution	Change	% Change
	3M 2012	3M 2011	2012 vs. 2011	2012 vs. 2011	3M 2012	3M 2012	Adj. 12 vs. 11	Adj. 12 vs. 11

Revenues
ITT Corporation - Consolidated	577	533	44	8%	(6)	8	46	9%

Industrial Process	226	168	58	35%	(7)	(1)	50	30%
Motion Technologies	180	184	(4)	-2%	0	8	4	2%
Interconnect Solutions	93	108	(15)	-14%	1	1	(13)	-12%
Control Technologies	79	78	1	1%	0	0	1	1%

Orders
Total Segment Orders	614	605	9	1%	(7)	8	10	2%

Industrial Process	246	220	26	12%	(8)	(1)	17	8%
Motion Technologies	186	177	9	5%	0	8	17	10%
Interconnect Solutions	98	117	(19)	-16%	1	1	(17)	-15%
Control Technologies	86	99	(13)	-13%	0	0	(13)	-13%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Corporation
Reported vs Adjusted Segment Operating Income & OI Margin
First Quarter of 2012 & 2011

($ Millions)

	3M 2012	3M 2012		3M 2012		3M 2012	3M 2011	3M 2011		3M 2011		3M 2011	% Change		% Change
	As Reported	Spin Costs		Restructuring		As Adjusted	As Reported	Spin Costs		Restructuring		As Adjusted	As Reported 12 vs. 11		As Adjusted 12 vs. 11

Revenue:
Industrial Process	226					226	168					168	35.0%		35.0%
Motion Technologies	180					180	184					184	-1.9%		-1.9%
Interconnect Solutions	93					93	108					108	-14.3%		-14.3%
Control Technologies	79					79	78					78	1.0%		1.0%
Intersegment eliminations	(1)					(1)	(5)					(5)	-80.0%		-80.0%
Total Revenue	577					577	533					533	7.5%		7.5%

Operating Margin:
Industrial Process	9.6%	30	BP	-	BP	9.9%	12.5%	-	BP	10	BP	12.6%	(290)	BP	(270)	BP
Motion Technologies	15.2%	-	BP	-	BP	15.2%	15.1%	-	BP	-	BP	15.1%	10	BP	10	BP
Interconnect Solutions	2.0%	60	BP	-	BP	2.6%	10.4%	-	BP	-	BP	10.4%	(840)	BP	(780)	BP
Control Technologies	16.5%	-	BP	20	BP	16.7%	17.1%	-	BP	140	BP	18.5%	(60)	BP	(180)	BP
Total Operating Segments	11.1%	20	BP	-	BP	11.3%	13.7%	-	BP	30	BP	14.0%	(260)	BP	(270)	BP

Income:
Industrial Process	22	1		0		23	21	-		0		21	3.8%		6.6%
Motion Technologies	27	-		-		27	28	-		-		28	-1.4%		-1.4%
Interconnect Solutions	2	0		-		2	11	-		-		11	-83.2%		-78.8%
Control Technologies	13	-		0		13	13	-		1		14	-3.0%		-9.6%
'Total Segment Operating Income	64	1		0		65	73	-		1		74	-12.8%		-12.2%

Note: Immaterial differences due to rounding.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
First Quarter of 2012 & 2011
(Unaudited)
($ Millions, except EPS and shares)

											Change	Percent Change
	Q1 2012	Non-GAAP		Q1 2012	Q1 2011	Non-GAAP		Pro Forma		Q1 2011	2012 vs. 2011	2012 vs. 2011
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	64	1	#A	65	73	1	#A	-		74

Interest Income (Expense)	(1)	-		(1)	(24)	-		17	#D	(7)
Other Income (Expense)	(1)	-		(1)	(1)	-		-		(1)
Corporate (Expense)	(27)	17	#B	(10)	(83)	76	#C	-		(7)

(Loss) Income from Continuing Operations before Tax	35	18		53	(35)	77		17		59

Income Tax Benefit (Expense)	(25)	9	#E	(16)	13	(24)		(6)		(17)

(Loss) Income from Continuing Operations	10	27		37	(22)	53		11		42

EPS from Continuing Operations	0.11	0.28	#F	0.39	(0.23)	0.57	#F	0.11	#F	0.45	(0.06)	-13%

#A - Segment operating income in 2012 includes Transformation costs ($1M) and in 2011 Restructuring costs of ($1M).
#B - Primarily transformation costs ($4M); Quarterly asbestos provision ($13M).
#C - Transformation costs ($60M); Quarterly asbestos provision ($16M)
#D - Pro forma adjustment reflects elimination of interest expense as if repayment of $1,250M of long term debt occurred January 1 and elimination of interest income as if $400M of aggregate cash was distributed to Exelis and Xylem on January 1
#E - Includes valuation allowance on US deferred tax assets.

#F - Adjustments to EPS from Continuing Operations
Restructuring, net of related tax benefit		-				0.01
Transformation costs, net of related tax benefit		0.04				0.43
Asbestos, net of related tax benefit		0.08				0.13
Valuation allowance on US deferred tax assets.		0.15				-
Pro forma interest expense adjustments, net of tax benefit		-				0.11
Other		0.01				-
Adjustments to EPS from Continuing Operations		0.28				0.68

Note: Immaterial differences due to rounding

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
First Quarter 2012 & 2011
($ Millions)

	3M 2012	3M 2011

Net Cash - Operating Activities	18	(45)

Capital Expenditures	(13)	(15)

Free Cash Flow, including Transformation	5	(60)

Transformation Capex	1	0

Transformation Cash Payments	30	15

Net Asbestos Cash Payments	16	7

Discretionary Pension Contributions, net of tax	9	0

Free Cash Flow	61	(38)

Income from Continuing Operations	10	(22)

Special Items (including Transformation Costs)	27	64

Income from Continuing Operations, Excluding
Special Items	37	42

Adjusted Free Cash Flow Conversion	166%	NA

CONTACT:
ITT Corporation
Investors:
Melissa Trombetta, +1-914-641-2030
melissa.trombetta@itt.com
or
Media:
Kathleen Bark, +1-914-641-2103
kathleen.bark@itt.com